Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Etienne Marcus
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

FOURTH QUARTER OF FISCAL 2024

CALABASAS HILLS, Calif. – February 19, 2025 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the fourth quarter of fiscal 2024, which ended on December 31, 2024.

Total revenues were $921.0 million in the fourth quarter of fiscal 2024 compared to $877.0 million in the fourth quarter of fiscal 2023. Net income and diluted net income per share were $41.2 million and $0.83, respectively, in the fourth quarter of fiscal 2024.

The Company recorded pre-tax net expense of $14.4 million related to impairment of assets and lease termination expense partially offset by Fox Restaurant Concepts (“FRC”) acquisition-related income. Excluding the after-tax impact of these items, adjusted net income and adjusted diluted net income per share for the fourth quarter of fiscal 2024 were $51.8 million and $1.04, respectively. Please see the Company’s reconciliation of non-GAAP financial measures at the end of this press release.

Comparable restaurant sales at The Cheesecake Factory restaurants increased 1.7% year-over-year in the fourth quarter of fiscal 2024.

“Our fourth quarter performance capped off an excellent year, with solid revenue and earnings contributing to record annual revenue and substantially improved profitability for 2024,” said David Overton, Chairman and Chief Executive Officer. “While our fourth quarter results were led by the strength of The Cheesecake Factory restaurants, we delivered impressive performance across our portfolio of concepts. Consumer demand for the distinct, high-quality dining experiences we provide our guests across our experiential concepts reinforces our confidence in the long-term growth potential of our portfolio.”

“We continued to capture market share, as demonstrated by the ongoing outperformance in comparable sales and traffic at The Cheesecake Factory restaurants versus the broader casual dining industry. During the fourth quarter, we opened nine new restaurants to strong consumer demand, for a total of 23 new openings for the year, surpassing our development expectations.”

“Our fourth quarter and full-year results marked the achievement of our key financial and operational objectives, including comparable sales growth, margin expansion and accelerating accretive unit growth. With these accomplishments as a foundation, we are confident in our ability to continue delivering on our goals for 2025 and beyond. We remain focused on leveraging our scale, operational strengths and the appeal of our differentiated concepts to drive long-term value to our shareholders in the years to come.”

26901 Malibu Hills Road, Calabasas Hills, CA 91301 ● Telephone (818) 871-3000

Development

During the fourth quarter of fiscal 2024, the Company opened nine new restaurants, including three North Italia locations, two Flower Child locations, two FRC restaurants and the relocation of two Cheesecake Factory restaurants. Subsequent to quarter-end, the Company opened five new restaurants, including one North Italia location, two Flower Child locations and two FRC restaurants.

The Company now expects to open as many as 25 new restaurants in fiscal 2025, including as many as three to four The Cheesecake Factory restaurants, six to seven North Italia locations, six to seven Flower Child locations, and as many as eight to nine FRC restaurants.

Liquidity and Capital Allocation

As of December 31, 2024, the Company had total available liquidity of $340.7 million, including a cash balance of $84.2 million and availability on its revolving credit facility of $256.5 million. Total principal amount of debt outstanding was $455 million, including $345 million in principal amount of 0.375% convertible senior notes due June 2026 and $110 million in principal amount drawn on the Company’s revolving credit facility.

The Company repurchased approximately 11,800 shares of its stock at a cost of $0.5 million in the fourth quarter of fiscal 2024. In addition, the Company’s Board of Directors has declared a quarterly dividend of $0.27 per share to be paid on March 18, 2025, to shareholders of record at the close of business on March 5, 2025.

Conference Call and Webcast

The Company will hold a conference call to review its results for the fourth quarter of fiscal 2024 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. We currently own and operate 352 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia®, Flower Child® and a collection of other FRC brands. Internationally, 34 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2024, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the eleventh consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com, www.iamaflowerchild.com and www.foxrc.com.

From Fortune. ©2024 Fortune Media IP Limited. All rights reserved. Used under license. Fortune® and Fortune 100 Best Companies to Work For® are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 ● Telephone (818) 871-3000

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding the Company’s operations, growth, digital strategies and other objectives. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: economic, public health and political conditions that impact consumer confidence and spending, including interest rate fluctuations, periods of heightened inflation and market instability, and armed conflicts; supply chain disruptions; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands; pandemics and related containment measures, including the potential for quarantines or restriction on in-person dining; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia, Flower Child and Other Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; the timing of new unit development and related permitting; compliance with debt covenants; strategic capital allocation decisions including with respect to share repurchases or dividends; the ability to achieve projected financial results; the resolution of uncertain tax positions with the Internal Revenue Service and the impact of tax reform legislation; changes in laws impacting the Company’s business; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risks, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 ● Telephone (818) 871-3000

The Cheesecake Factory Incorporated

Condensed Consolidated Statements of Income

(unaudited; in thousands, except per share data)

	13 Weeks Ended		13 Weeks Ended		52 Weeks Ended		52 Weeks Ended
	December 31, 2024		January 2, 2024		December 31, 2024		January 2, 2024
Consolidated Statements of Income	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$920,963	100.0%	$877,009	100.0%	$3,581,699	100.0%	$3,439,503	100.0%
Costs and expenses:
Food and beverage costs	205,768	22.3%	201,449	23.0%	806,021	22.5%	803,500	23.4%
Labor expenses	315,231	34.2%	308,555	35.2%	1,264,382	35.3%	1,227,895	35.7%
Other operating costs and expenses	247,113	26.8%	234,969	26.8%	959,221	26.7%	922,428	26.8%
General and administrative expenses	57,783	6.3%	54,683	6.2%	228,737	6.4%	217,449	6.3%
Depreciation and amortization expenses	26,435	2.9%	24,012	2.7%	101,450	2.8%	93,136	2.7%
Impairment of assets and lease terminations expense	15,224	1.7%	27,827	3.2%	13,647	0.4%	29,464	0.9%
Acquisition-related contingent consideration, compensation and amortization (income)/expenses	(858)	(0.1)%	7,796	0.9%	2,429	0.1%	11,686	0.3%
Preopening costs	7,635	0.8%	9,579	1.1%	27,495	0.8%	25,379	0.7%
Total costs and expenses	874,331	94.9%	868,870	99.1%	3,403,382	95.0%	3,330,937	96.8%
Income from operations	46,632	5.1%	8,139	0.9%	178,317	5.0%	108,566	3.2%
Interest expense, net	(2,137)	(0.2)%	(2,937)	(0.3)%	(10,107)	(0.3)%	(10,160)	(0.3)%
Other income, net	841	0.0%	454	0.0%	2,837	0.1%	1,608	0.0%
Income before income taxes	45,336	4.9%	5,656	0.6%	171,047	4.8%	100,014	2.9%
Income tax provision/(benefit)	4,182	0.4%	(7,025)	(0.8)%	14,264	0.4%	(1,337)	0.0%
Net income	$41,154	4.5%	$12,681	1.4%	$156,783	4.4%	$101,351	2.9%

Basic net income per share	$0.86		$0.27		$3.28		$2.10
Basic weighted average shares outstanding	47,953		47,828		47,789		48,324

Diluted net income per share	$0.83		$0.26		$3.20		$2.07
Diluted weighted average shares outstanding	49,645		48,609		48,974		49,050

26901 Malibu Hills Road, Calabasas Hills, CA 91301 ● Telephone (818) 871-3000

The Cheesecake Factory Incorporated

Selected Segment Information

(unaudited; in thousands)

	For the 13 Weeks Ended December 31, 2024
	The Cheesecake
	Factory	North	Other
	restaurants	Italia	FRC	Other	Total
Revenues	$669,382	$81,309	$85,119	$85,153	$920,963
Costs and expenses:
Food and beverage costs	149,130	18,371	18,346	19,921	205,768
Labor expenses	221,494	29,559	29,941	34,237	315,231
Other operating costs and expenses	175,382	21,598	25,090	25,043	247,113
General and administrative expenses	-	-	-	57,783	57,783
Depreciation and amortization expenses	16,768	2,591	3,143	3,933	26,435
Impairment of assets and lease terminations expense	330	-	14,893	1	15,224
Acquisition-related contingent consideration, compensation and amortization (income)/expenses	-	-	315	(1,173)	(858)
Preopening costs	1,884	2,230	2,396	1,125	7,635
Total costs and expenses	564,988	74,349	94,124	140,870	874,331
Income/(loss) from operations	$104,394	$6,960	$(9,005)	$(55,717)	$46,632

	For the 13 Weeks Ended January 2, 2024
	The Cheesecake
	Factory	North	Other
	restaurants	Italia	FRC	Other	Total
Revenues	$658,445	$67,224	$70,913	$80,427	$877,009
Costs and expenses:
Food and beverage costs	152,401	16,206	15,769	17,073	201,449
Labor expenses	225,951	23,897	25,083	33,624	308,555
Other operating costs and expenses	173,781	18,285	19,335	23,568	234,969
General and administrative expenses	-	-	-	54,683	54,683
Depreciation and amortization expenses	16,251	1,694	2,289	3,778	24,012
Impairment of assets and lease terminations expense	20,241	1,015	2,527	4,044	27,827
Acquisition-related contingent consideration, compensation and amortization expenses	-	-	316	7,480	7,796
Preopening costs	4,457	2,926	1,998	198	9,579
Total costs and expenses	593,082	64,023	67,317	144,448	868,870
Income/(loss) from operations	$65,363	$3,201	$3,596	$(64,021)	$8,139

	For the 52 Weeks Ended December 31, 2024
	The Cheesecake
	Factory	North	Other
	restaurants	Italia	FRC	Other	Total
Revenues	$2,661,627	$299,575	$299,969	$320,528	$3,581,699
Costs and expenses:
Food and beverage costs	599,899	69,505	66,665	69,952	806,021
Labor expenses	913,560	111,082	108,377	131,363	1,264,382
Other operating costs and expenses	696,739	82,290	88,672	91,520	959,221
General and administrative expenses	-	-	-	228,737	228,737
Depreciation and amortization expenses	66,010	9,244	11,389	14,807	101,450
Impairment of assets and lease termination (income)/expenses	(1,402)	-	14,893	156	13,647
Acquisition-related contingent consideration, compensation and amortization expenses	-	-	1,262	1,167	2,429
Preopening costs	7,499	7,409	9,206	3,381	27,495
Total costs and expenses	2,282,305	279,530	300,464	541,083	3,403,382
Income/(loss) from operations	$379,322	$20,045	$(495)	$(220,555)	$178,317

	For the 52 Weeks Ended January 2, 2024
	The Cheesecake
	Factory	North	Other
	restaurants	Italia	FRC	Other	Total
Revenues	$2,595,066	$258,878	$263,923	$321,636	$3,439,503
Costs and expenses:
Food and beverage costs	607,439	64,425	59,865	71,771	803,500
Labor expenses	907,579	93,540	93,840	132,936	1,227,895
Other operating costs and expenses	685,521	69,918	72,554	94,435	922,428
General and administrative expenses	-	-	-	217,449	217,449
Depreciation and amortization expenses	64,206	6,407	7,916	14,607	93,136
Impairment of assets and lease terminations expense	20,401	1,015	2,582	5,466	29,464
Acquisition-related contingent consideration, compensation and amortization expenses	-	-	1,262	10,424	11,686
Preopening costs	12,857	5,058	6,482	982	25,379
Total costs and expenses	2,298,003	240,363	244,501	548,070	3,330,937
Income/(loss) from operations	$297,063	$18,515	$19,422	$(226,434)	$108,566

26901 Malibu Hills Road, Calabasas Hills, CA 91301 ● Telephone (818) 871-3000

The Cheesecake Factory Incorporated

Selected Operating, Restaurant and Balance Sheet Information

(unaudited; in thousands, except statistical data)

	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
The Cheesecake Factory restaurants operating information:	December 31, 2024	January 2, 2024	December 31, 2024	January 2, 2024
Comparable restaurant sales vs. prior year	1.7%	2.5%	1.0%	3.0%
Restaurants opened during period	2	3	3	6
Restaurants open at period-end	215	216	215	216
Restaurant operating weeks	2,795	2,783	11,214	11,010

North Italia operating information:
Comparable restaurant sales vs. prior year	1%	7%	2%	8%
Restaurants opened during period	3	3	6	3
Restaurants open at period-end	42	36	42	36
Restaurant operating weeks	535	442	2,021	1,729

Other Fox Restaurant Concepts (FRC) operating information:(1)
Restaurants opened during period	2	3	8	6
Restaurants open at period-end	48	40	48	40
Restaurant operating weeks	611	512	2,264	1,906

Other operating information:(2)
Restaurants opened during period	2	-	6	1
Restaurants open at period-end	43	39	43	39
Restaurant operating weeks	551	519	2,114	2,074

Number of company-owned restaurants:
The Cheesecake Factory	215
North Italia	42
Other FRC	48
Other	43
Total	348

Number of international-licensed restaurants:
The Cheesecake Factory	34

(1) The Other FRC segment includes all FRC brands except Flower Child.

(2) The Other segment includes the Flower Child, Grand Lux Cafe and Social Monk Asian Kitchen concepts, as well as the Company's third-party bakery, international and consumer packaged goods businesses, unallocated corporate expenses and gift card costs.

Selected Consolidated Balance Sheet Information	December 31, 2024	January 2, 2024
Cash and cash equivalents	$84,176	$56,290
Long-term debt, net of issuance costs (1)	452,062	470,047

(1) Includes $342.1 million net balance of 0.375% convertible senior notes due 2026 (principal amount of $345 million less $2.9 million in unamortized issuance costs) and $110 million drawn on the Company's revolving credit facility. The unamortized issuance costs were recorded as a contra-liability and netted with long-term debt on the Condensed Consolidated Balance Sheet and are being amortized as interest expense.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 ● Telephone (818) 871-3000

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income and net income per share excluding the impact of certain items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. These non-GAAP measures are calculated by eliminating from net income and diluted net income per share the impact of items the Company does not consider indicative of its ongoing operations. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.

The Cheesecake Factory Incorporated

Reconciliation of Non-GAAP Financial Measures

(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	December 31, 2024	January 2, 2024	December 31, 2024	January 2, 2024
Net income (GAAP)	$41,154	$12,681	$156,783	$101,351
Impairment of assets and lease termination expenses(1)	15,224	27,827	13,647	29,464
Acquisition-related contingent consideration, compensation and amortization (income)/expenses(2)	(858)	7,796	2,429	11,686
Tax effect of adjustments(3)	(3,735)	(9,262)	(4,180)	(10,699)
Adjusted net income (non-GAAP)	$51,785	$39,042	$168,679	$131,802

Diluted net income/(loss) per share (GAAP)	$0.83	$0.26	$3.20	$2.07
Impairment of assets and lease termination expenses(1)	0.31	0.57	0.28	0.61
Acquisition-related contingent consideration, compensation and amortization (income)/expenses(2)	(0.02)	0.16	0.05	0.24
Tax effect of adjustments(3)	(0.08)	(0.19)	(0.09)	(0.22)
Adjusted diluted net income per share (non-GAAP)(4)	$1.04	$0.80	$3.44	$2.69

(1) A detailed breakdown of impairment of assets and lease termination expenses recorded in the thirteen and fifty-two weeks ended December 31, 2024 and January 2, 2024 can be found in the Selected Segment Information table.

(2) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North Italia and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.

(3) Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumes a 26% tax rate for the fiscal 2024 and 2023 periods.

(4) Adjusted net income per share may not add due to rounding.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 ● Telephone (818) 871-3000